Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option And Restricted Stock Incentive Plan of M-Systems Flash Disk Pioneers Ltd., of our report, dated January 19, 2005, with respect to the consolidated financial statements of M-Systems Flash Disk Pioneers Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer

Tel-Aviv, Israel	KOST, FORER, GABBAY & KASIERER
August 11, 2005	A Member of Ernst & Young Global

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option and Restricted Stock Incentive Plan of M-Systems Flash Disk Pioneers Ltd., of our report, dated January 19, 2005, with respect to the financial statements of Twinsys Data Storage Limited Partnership included in M-Systems Flash Disk Pioneers Ltd. Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer

Tel-Aviv, Israel	KOST, FORER, GABBAY & KASIERER
August 11, 2005	A Member of Ernst & Young Global

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